Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rare Element Resources, Ltd.

Littleton, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255920) and Form S-8 (No. 333-184983) of Rare Element Resources Ltd. of our report dated March 27, 2023, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Haynie & Company

Salt Lake City, Utah

March 27, 2023